Exhibit 3.1
AMENDED AND RESTATED

BY-LAWS OF

AEROPOSTALE, INC.

A DELAWARE CORPORATION

(EFFECTIVE as of July 1, 2014)
ARTICLE 1

OFFICES
Section 1.    Registered Office. The registered office of the Corporation in the State of Delaware shall be located at 1013 Centre Road, in the City of Wilmington, County of New Castle. The name of the Corporation's registered agent at such address shall be The Prentice Hall Corporation Service Company. The registered office and/or registered agent of the Corporation may be changed from time to time by action of the Board of Directions,
Section 2.    Other Offices. The Corporation may also have offices at such other places, both within and without the State of Delaware, as the Board of Directors may from time to time determine or the business of the Corporation may require.
ARTICLE II

MEETINGS OF STOCKHOLDERS
Section 1.    Annual Meeting. An annual meeting of the stockholders shall be held each year within 150 days after the close of the immediately preceding fiscal year of the Corporation or at such other time specified by the Board of Directors for the purpose of electing directors and conducting such proper business as may properly be brought before the annual meeting pursuant to Section 11 of this ARTICLE II.
Section 2.    Special Meetings. Special meetings of the stockholders may only be called in the manner provided in the Certificate of Incorporation. Only such business shall be conducted at a special meeting of stockholders as shall have been brought before the meeting pursuant to the Corporation's notice of meeting and proxy statement.
In the event that a special meeting of stockholders is called pursuant to the first paragraph of this Section 2 for the purpose of filling any vacancy or newly created directorship, and only in such event, a stockholder may nominate persons for election to such vacancy or newly created directorship (but only with respect to directorships specified in the Corporation's notice of meeting and proxy statement for such special meeting), if such stockholder (i) was a stockholder of record at the time of giving of notice provided for in these By-laws and at the time of the special meeting, (ii) is entitled to vote for the director(s) to be elected at such meeting and (iii) complies with the notice procedures set forth below in this Section 2. For the avoidance of doubt, the preceding sentence shall be the exclusive means for a stockholder to make nominations before a special meeting of stockholders. Notwithstanding anything herein to the contrary, a stockholder who otherwise complies with this Section 2 shall be entitled to nominate persons for election at a special meeting only with respect to director positions to be elected at such meeting for which such stockholder is entitled to vote at such meeting.
Any such nominations by a stockholder shall be made only pursuant to timely notice in proper form in writing to the secretary of the Corporation.
To be timely, a stockholder’s notice of a director nomination for a special meeting must be received by the secretary at the Corporation at the principal executive offices of the Corporation not later than the close of business on the tenth calendar day following the date that public notice is first made of the date of the special meeting and of the nominees proposed by the Board of Directors to be elected at such meeting. Delivery of any notice required by this Section shall be by hand or by certified or registered mail, return receipt requested.
For purposes of these By-laws, “public notice” shall mean disclosure in a press release reported by a national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission (“SEC”) pursuant to Section 13, 14 or 15(d) of the Securities Exchange Act of 1934, as amended (such act, and the rules and regulations promulgated thereunder, the “Exchange Act”).
In no event shall any adjournment or postponement of a special meeting or the announcement thereof commence a new time period for the giving of a stockholder’s notice as described above.
To be in proper form, a stockholder’s notice of a director nomination shall set forth the information specified in Article III, Sections 6 and 8.
Notwithstanding anything in the By-laws to the contrary, no business, including the election of directors to fill vacancies or newly created directorships, shall be conducted at a special meeting of stockholders except in accordance with the procedures set forth in this Section 2. The chairman of the meeting shall, if the facts warrant, determine and declare to the meeting that any business proposed, including any nomination of persons for election as directors, was not properly brought before the meeting in accordance with the procedures prescribed by the By-laws, and if he should so determine, he shall so declare to the meeting and any such business not properly brought before the meeting shall not be considered.
For avoidance of doubt, nothing in these By-laws shall be deemed to affect any rights of stockholders to request inclusion of proposals in the Corporation’s proxy statement pursuant to Rule 14a-8 under the Exchange Act.

Section 3.    Place of Meetings. The Board of Directors may designate any place, either within or without the State of Delaware, as the place of meeting for any annual meeting or for any special meeting of stockholders. If no designation is made the place of meeting shall be the principal executive office of the Corporation.
Section 4.    Notice. Whenever stockholders are required or permitted to take action at a meeting, written, printed or electronically transmitted notice stating the place, date, time, and, in the case of special meetings, the purpose or purposes, of such meeting, shall be given to each stockholder entitled to vote at such meeting not less than 10 nor more than 60 days before the date of the meeting. All such notices shall be delivered, either personally, by mail, telecopy, electronic mail or other means of electronic transmission, by or at the direction of the Board of Directors, the chief executive officer or the secretary, and if mailed, such notice shall be deemed to be delivered when deposited in the United States mail, postage prepaid, addressed to the stockholder at his, her or its address as the same appears on the records of the Corporation. Attendance of a person at a meeting shall constitute a waiver of, notice of such meeting, except when the person attends for the express purpose of objecting at the beginning of the meeting to the transaction of any business because the meeting is not lawfully called or convened.
Section 5.    Stockholders List. The officer having charge of the stock ledger of the Corporation shall make, at least 10 days before every meeting of the stockholders, a complete list of the stockholders entitled to vote at such meeting arranged in alphabetical order, showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least 10 days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present.
Section 6.    Quorum. The holders of a majority of the outstanding shares of capital stock entitled to vote, present in person or represented by proxy, shall constitute a quorum at all meetings of the stockholders, except as otherwise provided by the General Corporation Law of the State of Delaware or by the Certificate of Incorporation. If a quorum is not present, the holders of a majority of the shares present in person or represented by proxy at the meeting, and entitled to vote at the meeting, may adjourn the meeting to another time and/or place. When a specified item of business requires a vote by a class or series (if the Corporation shall then have outstanding shares of more than one class or series) voting as a class or series, the holders of a majority of the shares of such class or series shall constitute a quorum (as to such class or series) for the transaction of such item of business.
Section 7.    Adjourned Meeting. When a meeting is adjourned to another time and place, notice need not be given of the adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken. At the adjourned meeting the Corporation may transact any business which might have been transacted at the original meeting. If the adjournment is for more than 30 days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.
Section 8.    Vote Required. When a quorum is present, the affirmative vote of the majority of shares present in person or represented by proxy at the meeting and entitled to vote on the subject matter shall be the act of the stockholders, unless (i) by express provisions of an applicable law or of the Certificate of Incorporation a different vote is required, in which case such express provision shall govern and control the decision of such question, or (ii) the subject matter is the election of Directors, in which case Section 2 of Article III hereof shall govern and control the approval of such subject matter.
Section 9.    Voting Rights. Except as otherwise provided by the General Corporation Law of the State of Delaware, the Certificate of Incorporation of the Corporation or any amendments thereto or these By-laws, every stockholder shall at every meeting of the stockholders be entitled to one vote in person or by proxy for each share of capital stock held by such stockholder.
Section 10.    Proxies. Each stockholder entitled to vote at a meeting of stockholders may authorize another person or persons to act for him or her by proxy, but no such proxy shall be voted or acted upon after three years from its date, unless the proxy provides for a longer period. A duly executed or transmitted proxy shall be irrevocable if it states that it is irrevocable and it is coupled with an interest sufficient in law to support an irrevocable power. A proxy may be made irrevocable regardless of whether the interest with which it is coupled is an interest in the stock itself or an interest in the Corporation generally. Any proxy is suspended when the person executing or transmitting the proxy is present at a meeting of stockholders and elects to vote, except that when such proxy is coupled with an interest and the fact of the interest appears on the face of the proxy, the agent named in the proxy shall have all voting and other rights referred to in the proxy, notwithstanding the presence of the person executing the proxy. At each meeting of the stockholders, and before any voting commences, all proxies filed at or before the meeting shall be submitted to and examined by the secretary or a person designated by the secretary, and no shares may be represented or voted under a proxy that has been found to be invalid or irregular. Any transmission may be by telecopy, electronic mail or other means of electronic transmission to the person who will be the holder of the proxy or to a proxy solicitation firm, proxy support service organization or like agent duly authorized by the person who will be the holder of the proxy to receive such transmission; provided, however, that any transmission must either set forth or be submitted with information from which it can be determined that such transmission was authorized by such stockholder.
Section 11.    Business Brought Before an Annual Meeting. At an annual meeting of the stockholders, only such business (other than the election of directors) shall be conducted and only such proposals (other than the nomination of persons for election of directors as provided in Article III, Section 5), shall be acted upon, as shall have been properly brought before the meeting. To be properly brought before an annual meeting, business (other than the election of directors) must be (i) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors, (ii) brought before the meeting by or at the direction of the Board of Directors or (iii) otherwise properly brought before the meeting by a stockholder who (i) was a stockholder of record at the time of giving of notice provided for in these By-laws and at the time of the annual meeting, (ii) is entitled to vote with respect to such business at the meeting and (iii) complies with the notice procedures set forth in these By-laws as to such business. For the avoidance of doubt, clause (c) above shall be the exclusive means for a stockholder to propose business (other than business included in the Corporation's proxy materials pursuant to Rule 14a-8 under the Exchange Act) before an annual meeting of stockholders. Notwithstanding anything to the contrary, a stockholder who otherwise complies with this Section 11 shall be entitled to propose business at an annual meeting only with respect to matters for which such stockholder is entitled to vote at such meeting.
For business to be properly brought before an annual meeting by a stockholder, the stockholder must have given timely notice in proper form in writing to the secretary of the Corporation. To be timely, a stockholder's notice with respect to an annual meeting must be delivered to or mailed and received at the principal executive offices of the Corporation, not earlier than 120 calendar days nor later than the close of business on the 90th calendar day in advance of the anniversary of the date of the most recent preceding annual meeting of stockholders, except that, subject to the next paragraph, if the date of the annual meeting for a year has been changed by more than 30 calendar days before or after the anniversary date of the most recent preceding annual meeting, a stockholder proposal shall be timely if it is received by the Corporation not earlier than 120 calendar days nor later than the close of business on the 90th calendar day in advance of the date of such annual meeting or, if the first public notice of the date of such annual meeting is less than 100 days prior the date of such annual meeting, not later than the close of business on the tenth calendar day following the date of public notice of the date of the annual meeting for such year. Delivery of any notice required by this Section 11 shall be by hand or by certified or registered mail, return receipt requested.
In no event shall any adjournment or postponement of an annual meeting or the announcement thereof commence a new time period for the giving of a stockholder's notice as described above. A stockholder's notice to the secretary of the Corporation shall set forth as to each matter the stockholder proposes to bring before the annual meeting (i) a brief description of the business desired to be brought before the annual meeting, (ii) the name and address, as they appear on the Corporation's books, of the stockholder proposing such business and each other Covered Person (as defined in Article III, Section 9), (iii) the class and number of shares of the Corporation which are beneficially owned on the date of such stockholder's notice by the stockholder and each other Covered Person and (iv) a representation that the stockholder is a holder of record of shares of stock of the Corporation entitled to vote with respect to such business and intends to appear in person or by proxy at the meeting to move the consideration of such business, (v) a description of all arrangements or understandings (whether written or oral) between or among any Covered Person and any other Covered Person or any other person or persons, including competitors of the Corporation, specifying the names and addresses of such persons, relating to the proposal of such business by such stockholders, (vi) any material interest of the stockholder or any other Covered Person in such business, (vii) all information that, as of the date of the notice, would be required to be filed on Schedule 13D (including the exhibits thereto) under the Exchange Act, by any Covered Person, regardless of whether such Covered

Person has publicly filed a Schedule 13D containing such information, (viii) a statement whether or not such stockholder or any other Covered Person will deliver a proxy statement and form of proxy to any other stockholders and, if so, a description of which stockholders will be solicited and how such stockholder or Covered Person will conduct the solicitation and (ix) the information specified in Section 8 of Article III.
ARTICLE III

DIRECTORS
Section 1.    General Powers. The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors. In addition to such powers as are herein and in the Certificate of Incorporation expressly conferred upon it, the Board of Directors shall have and may exercise all of the powers of the Corporation, subject to the provisions of the laws of Delaware, the Certificate of Incorporation and these By-laws.
Section 2.    Number Election and Term of Office. Subject to any rights of the holders of any series of preferred Stock to elect additional Directors under specified circumstances, the number of Directors which shall constitute the Board of Directors shall be fixed from time to time by resolution adopted by the affirmative vote of a majority of the total number of Directors then in office. Subject to any rights of the holders of any series of preferred Stock, the Directors shall be elected by a “majority of votes cast” (as defined herein) to hold office until the next annual meeting of stockholders, unless the election is contested, in which case Directors shall be elected by a plurality of votes properly cast. An election shall be contested if, as determined by the Board of Directors, the number of nominees exceeds the number of Directors to be elected. For purposes of this Section, a “majority of votes cast” means the number of votes cast “for” a Director nominee exceeds the number of votes properly cast “against” and/or “withheld” with respect to that Director nominee. The Directors shall be elected and shall hold office only in the manner provided in the Certificate of Incorporation.
Section 3.    Removal and Resignation. No Director may be removed from office without cause and without the affirmative vote of the holders of a majority of the voting power of the then outstanding shares of capital stock entitled to vote generally in the election of Directors voting together as a single class; provided, however, that if the holders of any class or series of capital stock are entitled by the provisions of the Certificate of Incorporation (it being understood that any references to the Certificate of Incorporation shall include any duly authorized certificate of designation) to elect one or more Directors, such Director or Directors so elected may be removed without cause only by the vote of the holders of a majority of the outstanding shares of that class or series entitled to vote. Any Director may resign at any time upon written notice to the Corporation.
Section 4.    Vacancies. Vacancies and newly created directorships resulting from any increase in the total number of Directors may be filled only in the manner provided in the Certificate of Incorporation.
Section 5.    Nominations of Directors at an Annual Meeting.

(a)    Only persons who are nominated in accordance with the procedures set forth in these By-laws shall be eligible for election as Directors at an annual meeting. Nominations of persons for election to the Board of Directors of the Corporation may be made at an annual meeting of stockholders (i) by or at the direction of the Board of Directors or (ii) by any stockholder of the Corporation who was a stockholder of record at the time of giving of notice provided for in this By-law and at the time of the annual meeting, who is entitled to vote for the election of Directors to be elected at the meeting and who shall have complied with the notice procedures set forth below in Section 5(b) and Section 6 of Article III. For avoidance of doubt, clause (a)(ii) above shall be the exclusive means for a stockholder to make nominations for the election of Directors at an annual meeting of stockholders.
(b)    In order for a stockholder to nominate a person for election to the Board of Directors of the Corporation at an annual meeting of stockholders, such stockholder shall have delivered timely notice in proper form of such stockholder’s intent to make such nomination in writing to the secretary of the Corporation. To be timely, a stockholder’s notice shall be delivered to or mailed and received at the principal executive offices of the Corporation not less than 90 nor more than 120 days prior to the first anniversary of the preceding year’s annual meeting; provided, however, that in the event that the date of the annual meeting for a year has been changed by more than 30 calendar days before or after the anniversary date of the most recent preceding annual meeting, a nomination shall be timely if it is received by the Corporation not earlier than 120 calendar days nor later than the close of business on the 90th calendar day in advance of the date of such annual meeting or, if the first public notice of the date of such annual meeting is less than 100 days prior to the date of such annual meeting, not later than the close of business on the tenth calendar day following the date of public notice of the date of the annual meeting for such year. Notwithstanding anything in the preceding sentence to the contrary, in the event that the number of directors to be elected to the Board of Directors is increased and there is no public notice naming all of the nominees for director or specifying the size of the increased Board of Directors made by the Corporation at least 10 days before the last day a stockholder may deliver a notice of nomination in accordance with the preceding sentence, a stockholder’s notice required by this By-law shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be received by the Secretary at the principal executive offices of the Corporation not later than the close of business on the tenth calendar day following the day on which such public notice is first made by the Corporation. Delivery of any notice required by this Section shall be by hand, or by certified or registered mail, return receipt requested.
In no event shall any adjournment or postponement of an annual meeting or the announcement thereof commence a new time period for the giving of a stockholder’s notice as described above.
To be in proper form, a stockholder’s notice shall set forth the information specified in Sections 6 and 8 of this Article III.
If the Board of Directors submits the election of Directors for vacant directorships or new directorships to a vote of stockholders at an annual meeting, this Section 5 shall also apply to nominations relating to the election by stockholders of Directors for vacant directorships and new directorships at such meeting. This Section 5 shall not apply to the appointment of a Director to a directorship which is filled by the Board of Directors under the Delaware General Corporation Law.
Section 6.    Stockholder’s Notice for Nomination of Directors. A stockholder’s notice with respect to director nominations under Section 2 of Article II or Section 5 of Article III shall set forth:
(a)    As to each person whom the stockholder proposes to nominate for election or reelection as a Director (i) the name, age, business address and residence address of such person, (ii) the principal occupation or employment of such person, (iii) the class and number of shares of the Corporation which are beneficially owned by such person on the date of such stockholder's notice and (iv) any other information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Exchange Act (including, without limitation, such person's written consent to being named in the proxy statement as a nominee and to serving as a Director if elected); and
(b)    As to the stockholder giving the notice (i) the name and address of such stockholder and any other Covered Person, (ii) the class and number of shares of the Corporation which are beneficially owned on the date of such stockholder's notice by such stockholder and any other Covered Person, (iii) a representation that the stockholder is a holder of record of stock of the Corporation entitled to vote on the election of the Directors to be elected at such meeting and the persons being nominated by such person, and that such stockholder intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice (iv) a description of all agreements, arrangements or understandings (whether written or oral) between or among any Covered Person and any other Covered Person or any other person or persons including competitors of the Corporation, specifying the names and addresses of such persons, relating to the nomination or nominations to be made by the stockholder or relating to acquiring, holding, voting, or disposing of any securities of the Corporation or any Derivative Interests therein, or to cooperate in obtaining, changing or influencing the control of the Corporation, (v) all information that, as of the date of the notice, would be required to be filed on Schedule 13D (including the exhibits thereto) under the Exchange Act, by any Covered Person, regardless of whether such Covered Person has publicly filed a Schedule 13D containing such information, (vi) a statement whether or not such stockholder or any other Covered Person will deliver a proxy statement and form of proxy to any other stockholders relating to such nomination and, if so, a description of which stockholders will be solicited and how such stockholder or Covered Person will conduct the solicitation and (vii) the information required by Section 8 of Article III with respect to each Covered Person.
(c)    Notwithstanding anything to the contrary in these By-laws, no nomination by any stockholder shall be effective unless made, and no person shall be eligible to serve as a Director of the Corporation unless nominated by such stockholder, in accordance with the procedures set forth in this Section 6. The chairman of the meeting shall, if the facts warrant, determine and declare to the meeting that a nomination was not made in accordance with the procedures prescribed by this section, and if he should so determine, he shall so declare to the meeting and the defective nomination shall be disregarded.
Section 7.    Questionnaire. In addition to any other qualifications for director election set forth in these By-laws, a person properly nominated by a shareholder under Section 2 of Article II or Section 5 of Article III shall not be eligible for election as a Director unless he or she signs and returns to the secretary of the Corporation, within fifteen days of a request therefore, written responses to any questions posed by the secretary of the Corporation that are intended to:
(a)    Determine whether such person, if elected, would qualify as an “independent director” under listing standards of the New York Stock Exchange and any other exchange on which the Corporation’s shares are listed;
(b)    Obtain other information with respect to such person, and a description of all direct and indirect agreements, arrangements and understandings (whether written or oral) during the past three years, identifying all amounts, and any other relationships, between or among each such person and any Covered Person or any other person, including competitors of the Corporation, specifying the names and addresses of such persons, that could be material or otherwise required to be disclosed under SEC proxy solicitation rules or applicable stock exchange listing standards relating to such person’s possible election as a Director of the Corporation, including, without limitation, all information that would be required to be disclosed pursuant to Item 404 of Regulation S-K of the SEC if the stockholder or any Covered Person were the “registrant” for purposes of such rule and the nominee were a director or executive officer of such registrant; and
(c)    Solicit from such person any other information that the Secretary determines could be material to a reasonable stockholder, including information relating to the independence, or lack thereof, of such person.
Notwithstanding compliance with the foregoing requirements, any such person shall also be required to promptly respond to reasonable requests by the Secretary for additional information or clarification of responses from such person.
Section 8.    Information About Stockholders. To be in proper form, a stockholder’s notice (whether given pursuant to Sections 2 or 11 of Article II or Section 5 of Article III ) to the Secretary must set forth, in addition to the information required pursuant to Sections 2 or 11 of Article II or Section 5 of Article III as applicable, as to the stockholder giving the notice, and as to each Covered Person with respect to such stockholder, information as to any direct or indirect interest, right or obligation (whether written or oral) of any such person in, with respect to or related to (a) all securities, including securities that are not equity securities, of the Corporation that are beneficially owned, within the meaning of Rule 13d-3 under the Exchange Act (a “Long Interest”), (b) any short sale within the meaning or Rule 200 of the Exchange Act, any sale of borrowed securities, “named short sale” or any other short interest in any security of the Corporation, other than a Synthetic Short interest, as defined below (a “Short Interest”), (c) any Derivative Instrument (as defined in Section 9) that represents an opportunity to profit or share in any profit derived from any increase in the value of securities of the Corporation, other than any Long Interest (a “Synthetic Long Interest”), (d) any Derivative Instrument that represents an opportunity to profit or share in any profit derived from any decrease in the value of securities of the Corporation, other than any Short Interest (a “Synthetic Short Interest”), (e) any Proxy (as defined in Section 9) that permits such person to vote, share voting, participate in any voting decision or otherwise direct the vote of any securities of the Corporation (“Vote Buying Interest”), (f) any Proxy pursuant to which such person has authorized any other person to vote, share voting, participate in any voting decision or otherwise direct the vote of any securities of the Corporation (“Vote Selling Interest”), (g) any rights to or obligations with respect to dividends or interests on any securities of the Corporation that are separated or separable from the underlying securities of the Corporation (“Income Interest”), (h) any rights to or obligations with respect to any performance-related or other fees based on any increase or decrease in the value of securities of the Corporation or any Derivative Interests therein (“Fee Interest”), and (i) any other direct or indirect economic, voting or derivative interest, right or obligation related to any securities of the Corporation (“Other Interest”) and, together with Short Interests, Synthetic Long Interests, Synthetic Short Interests, Vote Buying Interests, Vote Selling Interests, Income Interests and Fee Interests, the “Derivative Interests”) (which information in clauses (a) through (i) shall be supplemented by such stockholder with respect to such stockholder and any other Covered Person not later than 10 days after the record date for the meeting to disclose such information as of the record date). The notice shall include a description of all economic, voting and other terms of each such Derivative Interest. Notwithstanding the foregoing, no disclosure is required of any option, right or other instrument or benefit of a person that was received from the Corporation or to which the Corporation is a party.
Section 9.    Certain Definitions and Interpretive Matters. For purposes of these By-laws, an “affiliate” of a person shall have the meaning set forth in Rule 12b-2 of the Exchange Act.
For purposes of these By-laws, an “associate” of a person shall have the meaning set forth in Rule 12b-2 of the Exchange Act.
For purposes of these By-laws, a “Covered Person” with respect to a stockholder proposing to make a nomination or propose business at a meeting of stockholders shall mean such stockholder, any beneficial owner(s) on whose behalf the nomination or proposal is made, any person acting in concert with any of the foregoing, and the affiliates and associates of all of the foregoing.
For purposes of these By-laws, a “Derivative Instrument” shall mean any option, warrant, convertible security, stock appreciation right, future, forward, swap or similar right (whether or not currently exercisable and whether written or oral) with an exercise or conversion privilege or a settlement payment or mechanism at a price related to any securities of the Corporation, or with a value derived in whole or in part from the value of any securities of the Corporation, including by reference to the market price, volatility, dividend or interest rate or other attribute, whether or not such instrument or right shall be subject to settlement in the underlying securities of the Corporation or otherwise and any other direct or indirect opportunity to profit or share in any profit derived from any increase or decrease in the value of securities of the Corporation, including by reference to the market price, volatility, dividend or interest rate or other attribute, including but not limited to “derivative securities” as defined under Rule 16a-1 under the Exchange Act.
For purposes of these By-laws, a “Proxy” shall mean any proxy, contract, arrangement, understanding, or relationship (whether written or oral), other than a revocable proxy given in response to a public proxy solicitation made pursuant to, and in accordance with, the Exchange Act, pursuant to which such stockholder has a right to vote, shares voting rights, has authorized another person to vote, has transferred any right to vote, or relates in any way to the voting of, any securities of the Corporation.
With respect to any provision of these By-laws which requires action prior to the close of business on a specified date, if such date is a Saturday, Sunday or holiday for the Corporation, such action shall be required prior to the close of business on the first preceding business day for the Corporation.
Any determinations or interpretations relating to Articles II or III of these By-laws shall be made by the Board of Directors or by the chairman of the meeting.
Any action or disclosure by a stockholder under Articles II or III may be rejected by the Board of Directors or by the chairman of the meeting as not complying with the requirements of Articles II or III, if such action or disclosure, as determined by the Board of Directors or chairman of the meeting, makes any untrue statement or material fact, omits to state a material fact necessary to make the statements made not misleading, or was not properly taken or made in accordance with the procedures prescribed by these By-laws.
Section 10.    Annual Meeting of Directors. The annual meeting of the Board of Directors shall be held without other notice than this By-law immediately after, and at the same place as, the annual meeting of stockholders.
Section 11.    Other Meetings and Notice. Regular meetings, other than the annual meeting, of the Board of Directors may be held without notice at such time and at such place as shall from time to time be determined by resolution of the Board of Directors. Special meetings of the Board of Directors may be called by the chairman of the board, the president (if the president is a Director) or, upon the written request of at least a majority of the Directors then in office, the secretary of the Corporation on at least 24 hours’ notice to each Director, either personally, by telephone, by mail, by telecopy or by other means of electronic transmission.
Section 12.    Chairman of the Board, Quorum, Required Vote and Adjournment. The Board of Directors shall elect, by the affirmative vote of a majority of the total number of Directors then in office, a chairman of the board, who shall preside at all meetings of the stockholders and Board of Directors at which he or she is present and shall have such powers and perform such duties as the Board of Directors may from time to time prescribe. If the chairman of the board is not present at a meeting of the stockholders or the Board of Directors, the president (if the president is a Director and is not also the chairman of the board) shall preside at such meeting, and, if the president is not present at such meeting, a majority of the Directors present at such meeting shall elect one of their members to so preside. A majority of the total number of Directors then in office shall constitute a quorum for the transaction of business. Unless by express provision of an applicable law, the Certificate of Incorporation or these Bylaws a different vote is required, the vote of a majority of Directors present at a meeting at which a quorum is present shall be the act of the Board of Directors. If a quorum shall not be present at any meeting of the Board of Directors, the Directors present thereat may adjourn the meeting from time to time, without notice other that announcement at the meeting, until a quorum shall be present.
Section 13.    Committees. The Board of Directors may, by resolution passed by a majority of the total number of Directors then in office, designate one or more committees, each committee to consist of one or more of the Directors of the Corporation, which to the extent provided in such resolution or these By-laws shall have, and may exercise, the powers of the Board of Directors in the management and affairs of the Corporation, except as otherwise limited by law. The Board of Directors may designate one or more Directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. Such committee or committees shall have such name or names as may be determined form time to time by resolution adopted by the Board of Directors. Each committee shall keep regular minutes of its meetings and report the same to the Board of Directors upon request.
Section 14.    Committee Rules. Each committee of the Board of Directors may fix its own rules of procedure and shall hold its meetings as provided by such rules, except as may otherwise be provided by a resolution of the Board of Directors designating such committee. Unless otherwise provided in such a resolution, the presence of at least a majority of the members of the committee shall be necessary to constitute a quorum. Unless otherwise provided in such a resolution, in the event that a member and that member's alternate, if alternates are designated by the Board of Directors, of such committee is or are absent or disqualified, the member or members thereof present at any meeting and not disqualified from voting, whether or not such member or members constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in place of any such absent or disqualified member.
Section 15.    Communications Equipment. Members of the Board of Directors or any committee thereof may participate in and act at any meeting of such board or committee through the use of a conference telephone or other communications equipment by means of which all persons participating in the meeting can hear and speak with each other, and participation in the meeting pursuant to this section shall constitute presence in person at the meeting.
Section 16.    Waiver of Notice and Presumption of Assent. Any member of the Board of Directors or any committee thereof who is present at a meeting shall be conclusively presumed to have waived notice of such meeting except when such member attends for the express purpose of objecting at the beginning of the meeting to the transaction of any business because the meeting is not lawfully called or convened. Such member shall be conclusively presumed to have assented to any action taken unless his or her dissent shall be entered in the minutes of the meeting or unless his or her written dissent to such action shall be filed with the person acting as the secretary of the meeting before the adjournment thereof or shall be forwarded by registered mail to the secretary of the Corporation immediately after the adjournment of the meeting. Such right to dissent shall not apply to any member who voted in favor of such action.
Section 17.    Action by Written Consent. Unless otherwise restricted by the Certificate of Incorporation, any action required or permitted to be taken at any meeting of the Board of Directors, or of any committee thereof, may be taken without a meeting if all members of such board or committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the board or committee.
ARTICLE IV

OFFICERS
Section 1.    Number. The officers of the Corporation shall be elected by the Board of Directors and shall consist of a chairman of the board, a chief executive officer, a president, one or more vice -presidents, a secretary, a chief financial officer and such other officers and assistant officers as may be deemed necessary or desirable by the Board of Directors. Any number of offices may be held by the same person, except that neither the chief executive officer not the president shall also hold the office of secretary. In its discretion, the Board of Directors may choose not to fill any office for any period as it may deem advisable, except that the offices of president and secretary shall be filled as expeditiously as possible.
Section 2.    Election and Term of Office. The officers of the Corporation shall be elected annually by the Board of Directors at its first meeting held after each annual meeting of stockholders or as soon thereafter as convenient. Vacancies may be filled or new offices created and filed at any meeting of the Board of Directors. Each officer shall hold office until a successor is duly elected and qualified or until his or her earlier death, resignation or removal as hereinafter provided.
Section 3.    Removal. Any officer or agent elected by the Board of Directors may be removed by the Board of Directors at its discretion, but such removal shall be without prejudice to the contract rights, if any, of the person so removed.
Section 4.    Vacancies. Any vacancy occurring in any office because of death, resignation, removal, and disqualification or otherwise may be filled by the Board of Directors.
Section 5.    Compensation. Compensation of all executive officers shall be approved by the Board of Directors, and no officer shall be prevented from receiving such compensation by virtue of his or her also being a Director of the Corporation; provided however, that compensation of all executive officers may be determined by a committee established for that purpose if so authorized by the Board of Directors.

Section 6.    Chairman of the Board. The chairman of the board shall preside at all meetings of the stockholders and of the Board of Directors and shall have such other powers and perform such other duties as may be prescribed to him or her by the Board of Directors or provided in these By-laws.
Section 7.    Chief Executive Officer. The chief executive officer shall have the powers and perform the duties incident to that position. Subject to the powers of the Board of Directors and the chairman of the board, the chief executive officer shall be in the general and active charge of the entire business and affairs of the Corporation, and shall be its chief policy making officer. The chief executive officer shall have such other powers and perform such other duties as may be prescribed by the Board of Directors or provided in these By-laws. The chief executive officer is authorized to execute bonds, mortgages and other contracts requiring a seal, under the seal of the Corporation, except where required or permitted by law to be otherwise signed and executed and except where the signing and execution thereof shall be expressly delegated by the Board of Directors to some other officer or agent of the Corporation. Whenever the president is unable to serve, by reason of sickness, absence or otherwise, the chief executive officer shall perform all the duties and responsibilities and exercise all the powers of the president.
Section 8.    The President. The president of the Corporation shall, subject to the powers of the Board of Directors, the chairman of the board and the chief executive officer, have general charge of the business, affairs and property of the Corporation, and control over its officers, agents and employees. The president shall see that all orders and resolutions of the Board of Directors are carried into effect. The president is authorized to execute bonds, mortgages and other contracts requiring a seal, under the seal of the Corporation, except where required or permitted by law to be otherwise signed and executed and except where the signing and execution thereof shall be expressly delegated by the Board of Directors to some other officer or agent of the Corporation. The president shall have such other powers and perform such other duties as may be prescribed by the chairman of the board, the chief executive officer, the Board of Directors or as may be provided in these By-laws.
Section 9.    Vice-Presidents. The vice -president, or if there shall be more than one, the vice-presidents in the order determined by the Board of Directors or the chairman of the board, shall, in the absence or disability of the president, act with all of the powers and be subject to all the restrictions of the president. The vice-presidents shall also perform such other duties and have such other powers as the Board of Directors, the chairman of the board, the chief executive officer, the president or these Bylaws may, from time to time, prescribe. The vice-presidents' may also be designated as executive vice-presidents or senior vice -presidents, as the Board of Directors may from time to time prescribe.
Section 10.    The Secretary and Assistant Secretaries. The secretary shall attend all meetings of the Board of Directors, all meetings of the committees thereof and all meetings of the stockholders and record all the proceedings of the meetings in a book or books to be kept for that purpose or shall ensure that his or her designee attends each such meeting to act in such capacity. Under the chairman of the board's supervision, the secretary shall give, or cause to be given, all notices required to be given by these By-laws or by law; shall have such powers and perform such duties as the Board of Directors, the chairman of the board, the chief executive officer, the president or these By-laws may, from time to tune, prescribe; and shall have custody of the corporate seal of the Corporation. The secretary, or an assistant secretary, shall have authority to affix the corporate seal to any instrument requiring it and when so affixed, it may be attested by his or her signature or by the signature of such assistant secretary. The Board of Directors may give general authority to any other officer to affix the seal of the Corporation and to attest the affixing by his or her signature. The assistant secretary, or if there be more than one, any of the assistant secretaries, shall in the absence or disability of the secretary, perform the duties and exercise the powers of the secretary and shall perform such other duties and have such other powers as the Board of Directors, the chairman of the board, the chief executive officer, the president, or secretary may, from time to time, prescribe.
Section 11.    The Chief Financial Officer. The chief financial officer shall have the custody of the corporate funds and securities; shall keep full and accurate all books and accounts of the Corporation as shall be necessary or desirable in accordance with applicable law or generally accepted accounting principles; shall deposit all monies and other valuable effects in the name and to the credit of the Corporation as may be ordered by the chairman of the board or the Board of Directors; shall cause the funds of the Corporation to be disbursed when such disbursements have been duly authorized taking proper vouchers for such disbursements; and shall render to the Board of Directors, at its regular meeting or when the Board of Directors so requires, an account of the Corporation, shall have such powers and perform such duties as the Board of Directors, the chairman of the board, the chief executive officer, the president or these By-laws may, from time to time, prescribe. If required by the Board of Directors, the chief financial officer shall give the Corporation a bond (which shall be rendered every six years) in such sums and with such surety or sureties as shall be satisfactory to the Board of Directors for the faithful performance of the duties of the office of chief financial officer and for the restoration to the Corporation, in case of death, resignation, retirement or removal from office of all books, papers, vouchers, money and other property of whatever kind in the possession or under the control of the chief financial officer belonging to the Corporation.
Section 12.    Other Officers, Assistant Officers and Agents. Officers, assistant officers and agents, if any, other than those whose duties are provided for in these By-laws, shall have such authority and perform such duties as may from time to time be prescribed by resolution of the Board of Directors.
Section 13.    Absence or Disability of Officers. In the case of the absence or disability of any officer of the Corporation and of any person hereby authorized to act in such officer's place during such officer's absence or disability, the Board of Directors may by resolution delegate the powers and duties of such officer to any other officer or to any Director, or to any other person selected by it.
ARTICLE V

CERTIFICATE OF STOCK

Section 1.    Form. Every holder of stock in the Corporation shall be entitled to have a certificate, signed by, or in the name of the Corporation by the Chairman of the Board, the chief executive officer, the president or a vice-president and the secretary or an assistant secretary of the Corporation, certifying the number of shares owned by such holder in the Corporation, except that the Board of Directors may by resolution provide that shares of stock may be represented in book entry form as uncertificated shares. If any certificate is countersigned (i) by a transfer agent or an assistant transfer agent other than the Corporation or its employee or (ii) by a registrar, other than the Corporation or its employee, the signature of any such chairman of the Board of Directors, chief executive officer, president, vice-president, secretary, or assistant secretary may be facsimiles. In case any officer or officers who have signed, or whose facsimile signature or signatures have been used on any such certificate or certificates shall cease to be such officer or officers of the Corporation whether because of death, resignation or otherwise before such certificate or certificates have been delivered by the Corporation, such certificates or certificates may nevertheless be issued and delivered as though the person or persons who signed such certificate or certificates or whose facsimile signature or signatures have been used thereon had not ceased to be such officer or officers of the Corporation. All certificates for shares shall be consecutively numbered or otherwise identified. The name of the person to whom the shares represented thereby are issued, with the number of shares and date of issue, shall be entered on the books of the Corporation. Shares of stock of the Corporation represented by a certificate shall only be transferred on the books of the Corporation by the holder of record thereof or by such holder's attorney duly authorized in writing, upon surrender to the Corporation of the certificate or certificates for such shares endorsed by the appropriate person or persons, with such evidence of the authenticity of such endorsement, transfer, authorization, and other matters as the Corporation may reasonably require, and accompanied by all necessary stock transfer stamps. In that event, it shall be the duty of the Corporation to issue a new certificate to the person entitled thereto, cancel the old certificate or certificates, and record the transaction on its books. The Board of Directors may appoint a bank or trust company organized under the laws of the United States or any state thereof to act as its transfer agent or registrar, or both in connection with the transfer of any class or series of securities of the Corporation.
Section 2.    Lost Certificates. The Board of Directors may direct a new certificate or certificates to be issued in place of any certificate or certificates previously issued by the Corporation alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen or destroyed. When authorizing such issue of a new certificate or certificates, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate or certificates, or his or her legal representative, to give the Corporation a bond sufficient to indemnify the Corporation against any claim that may be made against the Corporation on account of the loss, theft or destruction of any such certificate or the issuance of such new certificate.
Section 3.    Registered Stockholders. Prior to the surrender to the Corporation of the certificate or certificates for a share or shares of stock with a request to record the transfer of such share or shares, the Corporation may treat the registered owner as the person entitled to receive dividends, to vote, to receive notifications and otherwise to exercise all the rights and powers of an owner. The Corporation shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof.
Section 4.    Subscriptions for Stock. Unless otherwise provided for in the subscription agreement, subscriptions for shares shall be paid in full at such time, or in such installments and at such times, as shall be determined by the Board of Directors. Any call made by the Board of Directors for payment on subscriptions shall be uniform as to all shares of the same class or as to all shares of the same series. In case of default in the payment of any installment or call when such payment is due, the Corporation may proceed to collect the amount due in the same manner as any debt due the Corporation.
ARTICLE VI

GENERAL PROVISIONS
Section 1.    Dividends. Dividends upon the capital stock of the Corporation, subject to the provisions of the Certificate of Incorporation, if any, may be declared by the Board of Directors at any regular or special meeting, in accordance with applicable law. Dividends may be paid in cash, in property or in shares of the capital stock, subject to the provisions of the Certificate of Incorporation. Before payment of any dividend, there may be set aside out of any funds of the Corporation available for dividends such sum or sums as the Directors from time to time, in their absolute discretion, think proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Corporation, or any other purpose and the Directors may modify or abolish any such reserve in the manner in which it was created.
Section 2.    Fixing a Record Date for Stockholders. In order that the corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders of any adjournment thereof the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which record date shall not be more than 60 nor less than 10 days before the date of such meeting. If no record date is fixed by the Board of Directors, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be the close of business on the next day preceding the day on which notice is given, or if notice is waived, at the close of business on the day next preceding the day on which the meeting is held. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.
Section 3.    Fixing a Record Date for Other Changes. In order that the Corporation may determine the stockholders entitled to receive payment of any dividend or other distribution or allotment or any rights or the stockholders entitled to exercise any rights in respect of any change conversion or exchange of stock, or for the purposes of any other lawful action, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted, and which record date shall be not more than 60 days prior to such payment, allotment or other action. If no record date shall have been fixed, the record date for determining stockholders for any such purpose shall be the close of business on the day on which the Board of Directors adopts the resolution relating thereto.
Section 4.    Checks, Drafts or Orders. All checks, drafts or other orders for the payment of money by or to the Corporation and all notes and other evidences of indebtedness issued in the name of the Corporation shall be signed by such officer or officers, agent or agents of the Corporation, and in such manner, as shall be determined by resolution of the Board of Directors or a duly authorized committee thereof.
Section 5.    Contracts. In addition to the powers otherwise granted to officers pursuant to Article IV hereof, the Board of Directors may authorize any officer or officers, or any agent or agents, of the Corporation to enter into any contract or to execute and deliver any instrument in the name of and on behalf of the Corporation, and such authority may be general or confined to specific instances.
Section 6.    Loans. Except as otherwise provided by law, the Corporation may lend money to, or guarantee any obligations of, or otherwise assist any officer or other employee of the Corporation or of its subsidiaries including any officer or employee who is a Director of Corporation or of its subsidiaries, whenever, in the judgment of the Directors, such loan, guaranty or assistance may reasonably be expected to benefit the Corporation. The loan, guaranty or other assistance may be with or without interest, and may be unsecured or secured in such manner as the Board of Directors shall approve, including, without limitation, a pledge of shares of stock of the Corporation. Nothing in this section shall be deemed to deny, limit or restrict the powers of guaranty or warranty of the Corporation at common law or under any statute.
Section 7.    Fiscal Year. The fiscal year of the Corporation shall be fixed by resolution of the Board of Directors.
Section 8.    Corporate Seal. The Board of Directors may provide a corporate seal which shall be in the form of a circle and shall have inscribed thereon the name of the Corporation and the words "Corporate Seal, Delaware." The seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.
Section 9.    Voting Securities Owned by the Corporation. Voting securities in any other corporation held by the Corporation shall be voted by the chief executive officer, the president or a vice-president, unless the Board of Directors specifically confers authority to vote with respect thereto, which authority may be general or confined to specific instances, upon some other person or officer. Any person authorized to vote securities shall have the power to appoint proxies, with general power of substitution.
Section 10.    Inspection of Books and Records. The Board of Directors shall have power from time to time to determine to what extent and at what times and places and under what conditions and regulations the accounts and books of the Corporation, or any of them, shall be open to the inspection of the stockholders; and no stockholder shall have any right to inspect any account or book or document of the Corporation, except as conferred by the laws of the State of Delaware, unless and until authorized so to do by resolution of the Board of Directors or of the stockholders of the Corporation.
Section 11.    Section Headings. Section headings in these By-laws are for convenience of reference only and shall not be given any substantive effect in limiting or otherwise construing any provision herein.
Section 12.    Inconsistent Provisions. In the event that any provision of these By-laws is or becomes inconsistent with any provision of the Certificate of Incorporation, the General Corporation Law of the State of Delaware or any other applicable law, the provision of these Bylaws shall not be given any effect to the extent of such inconsistency but shall otherwise be given full force and effect.
ARTICLE VII

AMENDMENTS
In furtherance and not in limitation of the powers conferred by statute, the Board of Directors of the Corporation is expressly authorized to make, alter, amend, change, add to or repeal those By-laws by the affirmative vote of a majority of the total number of Directors then in office. Any alteration or repeal of these By-laws by the stockholders of the Corporation shall require the affirmative vote of a majority of the outstanding shares of the Corporation entitled to vote on such alteration or repeal; provided, however that Sections 2 and 11 of Article II and Sections 2, 3, 4, 5, 6, 7, 8 and 9 of Article III and this Article VII of these By-laws shall not be altered, amended or repealed and no provision inconsistent therewith shall be adopted without the affirmative vote of the holders of at least two thirds (2/3s) of the combined voting power of all of the then outstanding shares of the Corporation entitled to vote on such alteration or repeal unless such amendment shall be approved by a majority of the Directors of the Corporation not affiliated or associated with any person or entity holding (or which has announced an intention to obtain) twenty percent (20%) or more of the voting power of the Corporation's outstanding capital stock.
ARTICLE VIII

EMERGENCIES
Section 1.    Emergency By-laws.
(a)    This Article VIII shall be operative during an emergency. An emergency exists for purposes of this Section if a quorum of the Corporation's Directors cannot be readily assembled within the time period determined by the chairman of the board or president because of an emergency as determined by the chairman of the board or president. Such emergency is intended to include events of extraordinary magnitude and may include the declaration of a civil defense emergency, war, enemy attack, other warlike acts, a catastrophic event, disaster or other similar emergency condition, which prevents the conduct and management of the affairs and business of the Corporation by the Board of Directors and officers in the ordinary course as contemplated by the other Articles of these By-laws. An emergency, once commenced by the chairman of the board or president, shall be deemed to continue until terminated by resolutions adopted for that purpose by the Board of Directors.
(b)    During an emergency, special meetings of the Board of Directors and of any committee thereof may be called by the chairman of the board or the president. Notice of any special or regular meetings of the Board of Directors or any committee need be given only to those Directors whom it is practical to reach, may be given in any practical manner and may call a meeting at any time following the notice, including immediately after the notice.
(c)    The Directors or sole Director in attendance or otherwise participating at a meeting during an emergency shall constitute a quorum of the Board of Directors. Such Directors or sole Director may temporarily reassign duties and responsibilities of officers, relocate offices, and authorize officers to take emergency actions. Any action taken at a meeting by majority vote of the Directors or the sole Director in attendance or otherwise participating shall be the action of the Board of Directors.
(d)    If a quorum of any committee is not in attendance or otherwise participating at a meeting of such committee called during an emergency, any action of such committee may be taken by a majority of the Directors or the sole Director in attendance or participating in a meeting during such emergency. Alternatively, a majority or such Directors or the sole Director may temporarily redesignate the membership of committees to serve during the emergency.
(e)    Corporate action taken in good faith during an emergency under this section to further the business affairs of the Corporation shall bind the Corporation and may not be used to impose liability on a Director, officer, employee or agent.